UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D. C. 20549

                                    FORM 8-K

  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE
                                  ACT OF 1934.

                                February 9, 2001
                Date of Report (Date of Earliest Event Reported)



                              CDX.COM INCORPORATED
               (Exact name of registrant as specified in charter)



                        Commission File Number: 333-72097

         Colorado                                            84-0771180
(State of Incorporation)                               (I.R.S. Employer I.D. No)



            4200 Wisconsin Avenue NW, 4th Floor, Washington DC 20016

                    (Address of Principal Executive Offices)

                                 (202) 537-7750
              (Registrant's Telephone Number, Including Area Code)



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Item 1.     CHANGES IN CONTROL OF REGISTRANT

      None.



Item 2.     ACQUISITION OR DISPOSITION OF ASSETS

      Pursuant to an Agreement and Plan of Merger dated January 12, 2001, between Pensat International Communications, Inc. a Delaware corporation ("Pensat") and the Registrant, Pensat merged with and into Pensat Inc., a newly-formed subsidiary of the Registrant, so that Pensat Inc. is the surviving corporation. As consideration for the merger, Pensat shareholders were granted the right to receive an aggregate of 110,000,000 shares of the Registrant's common stock. One half of such shares were issuable to Pensat shareholders when the merger became effective. The remaining shares of the Registrant's stock will be released and transferred to Pensat shareholders upon the satisfaction of certain conditions.

      Pensat is a Global Integrated Communications Provider (ICP) with sales and network operations in the United States of America, Spain, Brazil and Syria. Pensat's services include voice, Internet, and data services delivered over common network facilities. The Registrant expects to continue operating the Pensat business and using the Pensat assets through its wholly-owned subsidiary, Pensat Inc.

Item 3.     BANKRUPTCY OR RECEIVERSHIP

            None.


Item 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

            None.


Item 5.     OTHER EVENTS

            None.


Item 6.     RESIGNATION OF REGISTRANT'S DIRECTORS

            None.


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Item 7.     FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial statements of businesses acquired.

            Financial statements required by this item will be filed no later than sixty (60) days after the date of this report.

(b)   Pro forma financial information.

            Pro forma financial information required by this item will be filed no later than sixty (60) days after the date of this report.

(c)   Exhibits:

            2.1 Agreement and Plan of Merger dated January 12, 2001, between
                Pensat International Communications, Inc. and the Registrant.

            2.2 Agreement, Plan and Articles of Merger, filed February 9, 2001.


Item 8.     CHANGE IN FISCAL YEAR

            None.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
                                    /s/ Philip A. Verruto
                                    -------------------------------------
                                    Philip A. Verruto, Chief Executive Officer
                                    February 22, 2001



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